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                                                                    EXHIBIT 10.9


                                                                         Georgia

THIS INSTRUMENT IS TO BE RECORDED IN THE DEED RECORDS AND IS ALSO TO BE INDEXED IN THE INDEX OF FINANCING STATEMENTS.

THE NAMES OF THE DEBTOR AND THE SECURED PARTY, THE MAILING ADDRESS OF THE SECURED PARTY FROM WHICH INFORMATION CONCERNING THE SECURITY INTEREST MAY BE OBTAINED, THE MAILING ADDRESS OF THE DEBTOR AND A STATEMENT INDICATING THE TYPES, OR DESCRIBING THE ITEMS, OF COLLATERAL, ARE AS DESCRIBED IN SECTION 23 HEREOF, IN COMPLIANCE WITH THE REQUIREMENTS OF ARTICLE 9, SECTION 11-9-402 OF THE OFFICIAL CODE OF GEORGIA, ANNOTATED (MICHIE, 1982).


                          Deed and Security Agreement


                                      from


                         ERO INDUSTRIES, INC., Grantor


                                       to


                      CREDIT SUISSE FIRST BOSTON, Grantee


                           DATED AS OF JUNE 12, 1997



                       After recording, please return to:

                           Simpson Thacher & Bartlett
                          a partnership which includes
                           professional corporations
                              425 Lexington Avenue
                           New York, New York  10017

                         ATTN:  Erin L. Rothfuss, Esq.
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                                                                         Georgia

                   DEED TO SECURE DEBT AND SECURITY AGREEMENT



                 THIS DEED TO SECURE DEBT AND SECURITY AGREEMENT, dated as of June __, 1997 is made by ERO INDUSTRIES, INC., a ____________corporation ("Grantor"), whose address is 585 Slawin Court, Mt. Prospect, Illinois 60056-2183, to CREDIT SUISSE FIRST BOSTON, a Swiss banking corporation, as administrative agent for the Lenders referred to below (in such capacity, "Grantee"), whose address is 11 Madison Avenue, New York, New York 10010. References to this "Deed" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

                                   Background

                 A. Grantor is the owner of the parcel(s) of real property described on Schedule A attached (such real property, together with all of the buildings, improvements, structures and fixtures now or subsequently located thereon (the "Improvements"), being collectively referred to as the "Real Estate").

                 B. Grantor is a subsidiary of Hedstrom Corporation, a Delaware corporation ("Borrower"). Borrower is a party to the Credit Agreement dated as of even date herewith (as the same may be amended, supplemented, modified, extended, restated or replaced from time to time, the "Credit Agreement") among Borrower, the several banks and other financial institutions from time to time parties thereto (the "Lenders") and Grantee. All defined terms used and not defined herein shall have the meanings assigned thereto in the Credit Agreement. The Credit Agreement is incorporated by reference in this Deed as if the terms thereof were fully set forth herein.

                 C. Pursuant to the Credit Agreement, (i) certain of the Lenders have agreed to make the loans as described in Section 2 of the Credit Agreement to Borrower (the "Tranche A Loans"); (ii) certain of the Lenders have agreed to make term loans as described in Section 3 of the Credit Agreement to Borrower (the "Tranche B Loans"); (iii) certain of the Lenders have agreed to make revolving credit loans to Borrower (the "Revolving Credit Loans"); (iv)
the Issuing Lender has agreed to issue letters of credit for the account of Borrower; and (v) the Swing Line Lender has agreed to make swing line loans to the Borrower (the "Swing Line Loans"). The maximum aggregate principal amount of the Tranche A Loans, the Tranche B Loans, the Revolving Credit Loans, the Swing Line Loans and the L/C Obligations outstanding at any one time shall not exceed $180,000,000.
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                                                                               2



                 D. The Loans may be evidenced by promissory notes of Borrower made payable to the order of the relevant Lender (as the same may be amended, supplemented, modified, extended, restated or replaced from time to time, the "Notes"). Each Loan bears interest at the rate stated in the Credit Agreement; references in this Deed to the "Default Rate" shall mean, at any time, the interest rate applicable to overdue principal amounts of the Loans as provided in the Credit Agreement. The obligation of Borrower to reimburse the Issuing Lender for amounts drawn under Letters of Credit (the "Reimbursement Obligation") is governed by the section of the Credit Agreement entitled "Letters of Credit."

                 E. Grantee is the administrative agent for the Lenders pursuant to the Credit Agreement and the Subsidiaries Guarantee and Collateral Agreement (as defined in the Credit Agreement). Grantor will benefit, as a subsidiary of Borrower, from Borrower entering into the Credit Agreement. In recognition of the benefits conferred upon Grantor, Grantor has executed the Subsidiaries Guarantee and Collateral Agreement (the "Guarantee"), under which Grantor guarantees to Grantee, as administrative agent for the Lenders, the prompt and complete payment and performance by Borrower when due of the Borrower Obligations (as defined in the Guarantee).

                 F. It is a condition precedent to the obligation of the Lenders to make their respective Loans to Borrower and of the issuing Lender to issue the Letters of Credit for the account of Borrower that Grantor shall have executed and delivered this Deed to Grantee for the benefit of Grantee and the other Lenders, and Grantor is willing to so execute and deliver this Deed in order to obtain the benefits available to it from Borrower entering into the Credit Agreement.

                 NOW, THEREFORE, in consideration of the premises and to induce Grantee and the other Lenders to make their respective Loans to Borrower and the Issuing Lender to issue the Letters of Credit for the account of Borrower, Grantor hereby agrees with Grantee, for the benefit of Grantee and the other Lenders, as follows:

                                Granting Clauses

                 THIS CONVEYANCE is intended to operate and is to be construed as a deed passing title to the Subject Property (as defined below) to Grantee and is made under those provisions of the existing laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor agrees that this Deed is given to secure the following:

                 (a) (i) the prompt and complete payment and performance when due of the Borrower Obligations and (ii) all interest and fees, indemnities, costs and expenses
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                                                                               3



         payable thereon by Grantor (the items set forth in clauses (i) and (ii) being referred to collectively as the "Indebtedness"); and

                 (b) the performance of all covenants, agreements, obligations and liabilities of Grantor (the "Obligations") whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereinafter incurred, which may arise under or pursuant to the provisions of the Guarantee, this Deed, any other document securing payment of the Indebtedness (the "Security Documents") and any amendments, supplements, extensions, renewals, restatements, replacements or modifications of any of the foregoing (the Guarantee, the Security Documents, the Credit Agreement and all other documents and instruments from time to time evidencing, securing or guaranteeing the payment of the Indebtedness or the performance of the Obligations, as any of the same may be amended, supplemented, extended, renewed, restated, replaced or modified from time to time, are collectively referred to as the "Loan Documents");

                 GRANTOR HEREBY:

has bargained, sold, conveyed, granted, assigned, granted a security interest in, warranted, pledged, given, aliened, remised, released, confirmed, transferred and set over and by these presents does hereby bargain, sell, convey, grant, assign, grant a security interest in, warrant, pledge, give, alien, remise, release, confirm, transfer and set over unto Grantee, its successors and assigns forever, in fee simple with power of sale, for the benefit of Grantee, its successors and assigns:

                 (A)  the Real Estate;

                 (B) all the estate, right, title, claim or demand whatsoever of Grantor, in possession or expectancy, in and to the Real Estate or any part thereof;

                 (C)  all right, title and interest of Grantor in, to and under
         all present and future easements, rights of way, gores   of land,
         streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral rights and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

                 (D) all right, title and interest of Grantor in all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings and articles of
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                                                                               4



         personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Grantor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (D) being referred to as the "Equipment");

                 (E) all right, title and interest of Grantor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Grantor or constructed, assembled or placed by Grantor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by Grantor;

                 (F) all right, title and interest of Grantor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Grantor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the "Leases"), and all rights of Grantor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Subject Property (as defined below) (collectively, the "Rents");
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                                                                               5




                 (G) all trade names, trade marks, logos, copyrights, good will and books and records relating to or used in connection with the operation of the Real Estate or the Equipment or any part thereof; all general intangibles related to the operation of the Improvements now existing or hereafter arising (collectively, the "Intellectual Property");

                 (H) all right, title and interest of Grantor in all unearned premiums under insurance policies now or subsequently obtained by Grantor relating to the Real Estate or Equipment and Grantor's interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth in the Credit Agreement; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

                 (I) to the extent assignable by Grantor, all right, title and interest of Grantor in and to (i) all contracts from time to time executed by Grantor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment (collectively, the "Contracts"), (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof (collectively, the "Permits") and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate (collectively, the "Plans");

                 (J) all right, title and interest of Grantor in any and all monies now or subsequently on deposit for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on insurance policies covering the foregoing property; all capital, operating, reserve or similar accounts held by or on behalf of Grantor and related to the operation of the Subject Property, whether now existing or hereafter arising and all monies held in any of the foregoing accounts and any certificates or instruments related to or evidencing such accounts;
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                                                                               6



                 (K) all accounts and revenues arising from the operation of the Improvements including, without limitation, (i) any right to payment now existing or hereafter arising for rental of hotel rooms or other space or for goods sold or leased or for services rendered, whether or not yet earned by performance, arising from the operation of the Improvements or any other facility on the Subject Property and
         (ii) to the extent assignable by Grantor, all rights to payment from any consumer credit-charge card organization or entity including, without limitation, payments arising from the use of the American Express Card, the Visa Card, the Carte Blanche Card, the Mastercard or any other credit card, including those now existing or hereafter created, substitutions therefor, proceeds thereof (whether cash or non-cash, movable or immovable, tangible or intangible) received upon the sale, exchange, transfer, collection or other disposition or substitution thereof and any and all of the foregoing and proceeds therefrom; and

                 (L)  all proceeds, both cash and noncash, of the foregoing;

                 (All of the foregoing property and rights and interests now owned or held or subsequently acquired by Grantor and described in the foregoing clauses (A) through (E) are collectively referred to as the "Premises", and those described in the foregoing clauses (A) through (L) are collectively referred to as the "Subject Property"; notwithstanding the foregoing, "Subject Property" shall not include, with respect to Mortgagor, any Leases, Intellectual Property, Contracts, Permits or Plans to the extent the grant by Grantor of a security interest pursuant to this Deed in its rights under such item is prohibited thereby and the consent of applicable Persons has not been obtained, provided that the foregoing limitation shall not affect, limit, restrict or impair the grant by Grantor of a security interest pursuant to this Deed in any Account or any money or other amounts due or to become due under such Lease, Intellectual Property, Contract, Permit or Plan, to the extent provided in Section 9-318 of the New York UCC as in effect on the date hereof.).

                 TO HAVE AND TO HOLD the Subject Property and the estate, members, rights, privileges and appurtenances hereby granted or intended to be granted unto Grantee, its successors and assigns in fee simple, forever, for the uses and purposes set forth herein, and to the use, benefit and behoof of Grantee, its successors and assigns, until the Indebtedness is fully paid and the Obligations fully performed.

                 Should the indebtedness secured by this Deed be paid according to the tenor and effect thereof when the same shall become due and payable, and should Grantor perform all covenants herein contained in a timely manner, then this Deed shall be cancelled and surrendered.
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                                                                               7





                              Terms and Conditions

                 Grantor further represents, warrants, covenants and agrees with Grantee as follows:

                 1. Warranty of Title. Grantor warrants that Grantor has good title to the Real Estate in fee simple and good title to the rest of the Subject Property, subject only to the matters that are set forth in Schedule B of the title insurance policy or policies being issued to Grantee to insure the lien of this Deed and those items permitted by the Credit Agreement (collectively, the "Permitted Exceptions") and Grantor shall warrant, defend and preserve such title and the grant and lien of this Deed with respect thereto against all claims of all persons and entities. Grantor further warrants that it is lawfully seized and possessed of the Subject Property and has the right to grant this Deed.

                 2. Payment of Indebtedness. Grantor shall pay the Indebtedness at the times and places and in the manner specified in the Guarantee and shall perform all the Obligations.

                 3.  Requirements.

                 (a) Grantor shall promptly comply with, or cause to be complied with, and conform to all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements, and irrespective of the nature of the work to be done, of each of the United States of America, any State and any municipality, local government or other political subdivision thereof and any agency, department, bureau, board, commission or other instrumentality of any of them, now existing or subsequently created (collectively, "Governmental Authority") which has jurisdiction over the Subject Property and all covenants, restrictions and conditions now or later of record which may be applicable to any of the Subject Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Subject Property, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. All present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements of every Governmental Authority applicable to Grantor or to any of the Subject Property and all covenants, restrictions, and conditions which now or later may be applicable to any of the Subject Property are collectively referred to as the "Legal Requirements".

                 (b)  From and after the date of this Deed, Grantor shall not by act or omission permit any building or other improvement on any premises not subject to the lien of this Deed to rely on the Premises or any part thereof or any interest therein to fulfill any Legal Requirement, and Grantor hereby assigns to Grantee any and all rights to give consent for all or
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                                                                               8



any portion of the Premises or any interest therein to be so used. Grantor shall not by act or omission impair the integrity of any of the Real Estate which is a single zoning lot as of the date hereof as a single zoning lot separate and apart from all other premises. Any act or omission by Grantor which would result in a violation of any of the provisions of this subsection shall be void.

                 4. Payment of Taxes and Other Impositions. (a) Mortgagor shall pay and discharge taxes and other charges in accordance with the Credit Agreement.

                 (b) Any sums paid by Grantee in discharge of any taxes permitted to be paid by Mortgagee pursuant to the Credit Agreement shall be (i) a lien on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Deed and (ii) payable to Grantee as set forth in the Credit Agreement.

                 (c) Grantor shall not claim, demand or be entitled to receive any credit or credits toward the satisfaction of this Deed or on any interest payable thereon for any taxes assessed against the Subject Property or any part thereof, and shall not claim any deduction from the taxable value of the Subject Property by reason of this Deed.

                 5. Insurance. (a) Grantor shall maintain or cause to be maintained on all of the Premises insurance as required under the Credit Agreement.

                 (b) Grantor promptly shall comply in all material respects with and conform to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Grantor or to any of the Subject Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Subject Property. Grantor shall not use or permit the use of the Subject Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Deed.

                 (c) In the event of foreclosure of this Deed or other transfer of title to the Subject Property all right, title and interest of Grantor in and to any insurance policies then in force shall pass to the purchaser or grantee.

                 6.  Restrictions on Liens and Encumbrances.  Except for the
lien of this Deed and the Permitted Exceptions, Grantor shall not further mortgage, nor otherwise encumber the Subject Property nor create or suffer to exist any lien, charge or encumbrance on the Subject Property, or any part thereof, whether superior or subordinate to the lien of this Deed and whether recourse or non-recourse.
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                                                                               9



                 7. Due on Sale and Other Transfer Restrictions. Except as expressly permitted under the Credit Agreement, Grantor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Subject Property.

                 8. Maintenance; No Alteration; Inspection; Utilities. (a) Grantor shall maintain or cause to be maintained all the Improvements in good condition and repair (ordinary wear and tear excepted) and shall not commit or suffer any waste of the Improvements. The Improvements shall not be demolished or materially altered, nor any material additions built, without the prior written consent of Grantee, such consent not to be unreasonably withheld.

                 (b) Subject to Section 10.3 of the Credit Agreement, Grantor shall pay or cause to be paid utility charges and all other assessments or charges of a similar nature, whether public or private, affecting the Premises or any portion thereof.

                 9. Condemnation/Eminent Domain. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Subject Property, or any portion thereof, Grantor will notify Grantee of the pendency of such proceedings. During the continuance of an Event of Default, and subject to Section 7.5(i) of the Credit Agreement, Grantee is hereby authorized and empowered by Grantor to settle or compromise any claim in connection with such condemnation and to receive all awards and proceeds thereof to be held by Grantee as collateral to secure the payment and performance of the Indebtedness and the Obligations. Notwithstanding the preceding sentence, subject to the provisions of the Credit Agreement and provided that no Event of Default shall have occurred and be continuing, Grantor shall, at its expense, diligently prosecute any such proceeding relating to such condemnation, settle or compromise any claims in connection therewith and receive any awards or proceeds thereof, provided that Grantor shall comply with the applicable provisions of the Credit Agreement.

                 10. Restoration. Grantor will apply insurance proceeds and condemnation proceeds and awards in accordance with the Credit Agreement.

                 11. Leases. Except as otherwise provided in the Credit Agreement, (a) Grantor shall not (i) execute an assignment or pledge of any Lease relating to all or any portion of the Subject Property other than in favor of Grantee or (ii) without the prior written consent of Grantee, execute or permit to exist any Lease of any of the Subject Property, except as provided in the Credit Agreement.

                 (b) As to any Lease relating to all or any portion of the Subject Property, Grantor shall not accept a surrender or terminate, cancel, rescind, supplement, alter, revise, modify or amend such Lease or permit any such action to be taken nor shall

Grantor accept the payment of rent more than thirty (30) days in advance of its due date, except to the extent such action or payment occurs either in the ordinary course of business or according to Grantor's reasonable business judgment.

                 12. Further Assurances/Estoppel Certificates. To further assure Grantee's rights under this Deed, Grantor agrees upon demand of Grantee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Subject Property and a separate assignment of each Lease in recordable form) as may be reasonably required by Grantee to confirm the lien of this Deed and all other rights or benefits conferred on Grantee.

                 13. Grantee's Right to Perform. If Grantor fails to perform any of the covenants or agreements of Grantor, Grantee may at any time (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, as set forth in the Credit Agreement, shall immediately be due from Grantor to Grantee and the same shall be secured by this Deed and shall be a lien on the Subject Property prior to any right, title to, interest in or claim upon the Subject Property attaching subsequent to the lien of this Deed. No payment or advance of money by Grantee under this Section shall be deemed or construed to cure Grantor's default or waive any right or remedy of Grantee.

                 14. Materials of Environmental Concern. Grantor shall comply in all respects with Section 8.15 of the Credit Agreement.

                 15. Events of Default. The occurrence of any Event of Default as such term is defined in the Credit Agreement shall constitute an Event of Default hereunder.

                 16.  Remedies.

                 (a) Subject to the provisions of the Credit Agreement, upon the occurrence of any Event of Default, in addition to any other rights and remedies Grantee may have pursuant to the Loan Documents, or as provided by law, and without limitation, (x) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of Section 12 of the Credit Agreement, automatically the Indebtedness and all other amounts owing under the Guarantee, this Deed and the other Security Documents immediately shall become due and payable, and (y) if such event is any other Event of Default, with the consent of the Required Lenders, the Grantee may, or upon the request of the Required Lenders, the Grantee shall, by notice to Grantor, declare the Indebtedness (together with accrued interest thereon) and all other amounts payable under the Guarantee, this Deed and the other Security Documents to be immediately due and payable. Except as expressly provided in the Credit Agreement, notice of intention to accelerate, notice of acceleration, presentment, demand, protest and all other notices of any kind are hereby expressly waived. In addition, upon the occurrence of any Event of Default, Grantee may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Grantor and in and to the Subject Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Grantee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Grantee:

                 (i)  Grantee may, to the extent permitted by applicable law,
         (A) institute and maintain an action to foreclose this Deed as a lien against all or any part of the Subject Property, (B) institute and maintain an action on the Guarantee, (C) sell all or part of the Subject Property (Grantor expressly granting to Grantee the power of sale as more particularly described in subsection (iii) below), or (D) take such other action at law or in equity for the enforcement of this Deed or any of the Loan Documents as the law may allow. Grantee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys' fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Grantee from the date of judgment until the date upon which actual payment is made of the full amount of the judgment.

                 (ii) Grantee may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Subject Property or any other collateral as security for the Indebtedness and Obligations enter into and upon the Subject Property and each and every part thereof and exclude Grantor and its agents and employees therefrom without liability for trespass, damage or otherwise (Grantor hereby agreeing to surrender possession of the Subject Property to Grantee upon demand at any such time) and use, operate, manage, maintain and control the Subject Property and every part thereof. Following such entry and taking of possession, Grantee shall be entitled, without limitation, (x) to lease all or any part or parts of the Subject Property for such periods of time and upon such conditions as Grantee may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Subject Property as Grantee shall deem appropriate as fully as Grantor might do.

                 (iii) Grantor hereby grants to Grantee and assigns, the following irrevocable power of attorney and agency (which are coupled with an interest): to sell all or part of the Subject Property at auction, at the usual place for conducting sales at the Court House in the County where the
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                                                                              12



         land or any part thereof lies, in the State of Georgia, to the highest bidder for cash, after advertising the time, terms and place of such sale once a week for four weeks immediately preceding such sale (but without regard to the number of days) in a newspaper published in the County where the land lies, or in the paper in which the Sheriff's advertisements for such County are published, all other notice being hereby waived by Grantor, and Grantee or any person on behalf of Grantee, or assigns, may bid and purchase at such sale and thereupon execute and deliver to the purchaser or purchasers at such sale a sufficient conveyance of said Subject Property with full warranty of title (or without warranties if Grantee shall so elect), in fee simple, which conveyance shall contain recitals as to the happenings of the default upon which the execution of the power of sale herein granted depends, and Grantor hereby constitutes and appoints Grantee and assigns, the agent and attorney in fact of Grantor to make such recitals, and hereby covenants and agrees that the recitals so to be made by Grantee, or assigns, shall be binding and conclusive upon Grantor, and assigns of Grantor, and that the conveyance to be made by Grantee or assigns, shall be effectual to perpetually bar all suits in law and in equity and the equity of redemption of Grantor, or the successors in interest of Grantor, in and to the Subject Property, and Grantee or assigns, shall collect the proceeds of such sale, and after reserving therefrom the entire amount of principal and accrued interest due, together with the amount of any taxes, liens, charges, including utility charges, if any, assessments and premiums of insurance or other payments theretofore paid by Grantee, with interest thereon from date of payment, together with all costs and expenses of sale and fifteen percentum of the aggregate amount due for attorney's fees, shall pay any over-plus to Grantor, or to the heirs or assigns of Grantor as provided by law. The power and agency hereby granted are coupled with an interest and are irrevocable and are granted as cumulative to all other remedies for collection and enforcement of the Indebtedness and the Obligations provided for herein or otherwise provided by law.

                 (iv) Grantee may adjourn from time to time any sale by Grantee to be made under or by virtue of this Deed by announcement at the time and place appointed for such sale or for such adjourned sale or sales and upon notice to Grantor; and, except as otherwise provided by any applicable provision of law, Grantee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

                 (v) Upon the completion of any sale or sales made by Grantee under or by virtue of this Section, Grantee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Grantee is hereby irrevocably appointed the true and lawful attorney of Grantor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Subject Property and rights so sold and for that purpose Grantee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Grantor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Any such sale or sales made under or by virtue of this Section, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Grantor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Grantor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Grantor.

                 (vi) No recovery of any judgment by Grantee and no levy of an execution under any judgment upon the Subject Property or upon any other property of Grantor shall affect in any manner or to any extent, the lien and title of this Deed upon the Subject Property or any part thereof, or any liens, title, rights, powers or remedies of Grantee hereunder, but such liens, titles, rights, powers and remedies of Grantee shall continue unimpaired as before.

                 (b) The holder of this Deed, in any action to exercise the rights granted hereunder (including, without limitation, exercise of the power of sale contained herein or foreclosure of this Deed as a mortgage), shall be entitled to the appointment of a receiver. In case of a any sale pursuant to this Deed, the Real Estate may be sold, at Grantee's election, in one parcel or in more than one parcel and Grantee is specifically empowered, (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Subject Property to be held.

                 (c) In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Deed, and notwithstanding to the contrary any exculpatory or non-recourse language which may be contained herein, Grantee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Grantee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Deed.

                 17. Right of Grantee to Credit Sale. Upon the occurrence of any sale made under this Deed, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Grantee may bid for and acquire the Subject Property or any part thereof. In lieu of paying cash therefor, Grantee may make settlement for the purchase price by crediting upon the Indebtedness or other sums secured by this Deed the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Grantee is authorized to deduct under this Deed. In such event, this Deed, the Guarantee and documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Indebtedness as having been paid.

                 18. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Grantee as a matter of right and without notice to Grantor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Subject Property or any other collateral as security for the Indebtedness and Obligations or the interest of Grantor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Subject Property, and Grantor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Grantee in case of entry as provided in this Deed, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Subject Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Subject Property unless such receivership is sooner terminated.

                 19. Extension, Release, etc. (a) Without affecting the lien or charge of this Deed upon any portion of the Subject Property not then or theretofore released as security for the full amount of the Indebtedness, Grantee may, from time to time and without notice, agree to (i) release any person liable for the Indebtedness, (ii) extend the maturity or alter any of the terms of the Indebtedness or any guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Grantee's option any parcel, portion or all of the Subject Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto. If at any time this Deed shall secure less than all of the principal amount of the Indebtedness, it is expressly agreed that any repayments of the principal amount of the Indebtedness shall not reduce the amount of the lien of this Deed until the lien amount shall equal the principal amount of the Indebtedness outstanding.

                 (b) No recovery of any judgment by Grantee and no levy of an execution under any judgment upon the Subject Property or upon any other property of Grantor shall affect the estate granted by this Deed or any liens, rights, powers or remedies of Grantee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

                 (c) If Grantee shall have the right to exercise the rights granted herein (including, without limitation, exercise of the power of sale or foreclosure of this Deed as a mortgage), Grantor authorizes Grantee at its option to sell the Subject Property or to foreclose the lien of this Deed subject to the rights of any tenants of the Subject Property. The failure to make any such tenants parties defendant to any such sale or proceeding and to extinguish their rights will not be asserted by Grantor as a defense to any proceeding instituted by Grantee to collect the Indebtedness or to foreclose the lien of this Deed.

                 (d) Unless expressly provided otherwise, in the event that ownership of this Deed and title to the Subject Property or any estate therein shall become vested in the same person or entity, this Deed shall not merge in such title but shall continue as a valid lien on the Subject Property for the amount secured hereby.

                 20. Security Agreement under Uniform Commercial Code. (a) It is the intention of the parties hereto that this Deed shall constitute a Security Agreement within the meaning of the Uniform Commercial Code (the "Code") of the State of Georgia. If an Event of Default shall occur under this Deed, then in addition to having any other right or remedy available at law or in equity, Grantee shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Subject Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Subject Property in accordance with Grantee's rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Grantee shall elect to proceed under the Code, then ten days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Grantee shall include, but not be limited to, reasonable attorneys' fees and legal expenses. At Grantee's request, Grantor shall assemble the personal property and make it available to Grantee at a place designated by Grantee which is reasonably convenient to both parties.

                 (b) Grantor and Grantee agree, to the extent permitted by law, that: (i) all of the goods described within the definition of the word "Equipment" are or are to become fixtures on the Real Estate; (ii) this Deed upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Sections 9-313 and 9-402 of the Code; (iii) Grantor is the record owner of the Real Estate; and (iv) the addresses of Grantor and Grantee are as set forth on the first page of this Deed.

                 (c) Grantor, upon request by Grantee from time to time, shall execute, acknowledge and deliver to Grantee one or more separate security agreements, in form satisfactory to Grantee, covering all or any part of the Subject Property and will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as Grantee may reasonably request in order to perfect, preserve, maintain, continue or extend the security interest under and the priority of this Deed and such security instrument. Grantor further agrees to pay to Grantee on demand all reasonable costs and expenses incurred by Grantee in connection with the preparation, execution, recording, filing and re-filing of any such document. Grantor shall from time to time, on request of Grantee, deliver to Grantee an inventory in reasonable detail of any of the Subject Property which constitutes personal property. If Grantor shall fail to furnish any financing or continuation statement within 10 days after request by Grantee, then pursuant to the provisions of the Code, Grantor hereby authorizes Grantee, without the signature of Grantor, to execute and file any such financing and continuation statements. The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of Grantee to proceed against any personal property encumbered by this Deed as real property, as set forth above.

                 21. Assignment of Rents. Grantor hereby assigns to Grantee the Rents as further security for the payment of the Indebtedness and performance of the Obligations, and Grantor grants to Grantee the right to enter the Subject Property for the purpose of collecting the same and to let the Subject Property or any part thereof, and to apply the Rents on account of the Indebtedness. The foregoing assignment and grant is present and absolute and shall continue in effect until the Indebtedness is paid in full, but Grantee hereby waives the right to enter the Subject Property for the purpose of collecting the Rents and Grantor shall be entitled to collect, receive, use and retain the Rents until the occurrence and continuance of an Event of Default under this Deed; such right of Grantor to collect, receive, use and retain the Rents may be revoked by Grantee upon the occurrence and continuance of any Event of Default under this Deed by giving not less than five days' written notice of such revocation to Grantor; in the event such notice is given, Grantor shall pay over to Grantee, or to any receiver appointed to collect the Rents, any lease security deposits, and shall pay monthly in advance to Grantee, or to any such receiver, the fair and reasonable rental value as determined by Grantee for the use and occupancy of the Subject Property or of such part thereof as may be in the possession of Grantor or any affiliate of Grantor, and upon default in any such payment Grantor and any such affiliate will vacate and surrender the possession of the Subject Property to Grantee or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise. Grantor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any, or as otherwise provided in such Lease).

                 22. Additional Rights. The holder of any subordinate lien or deed to secure debt on the Subject Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Deed nor shall any holder of any subordinate lien or deed to secure debt join any tenant under any Lease in any action to foreclose the lien or exercise the rights under such deed to secure debt or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Deed all holders or subordinate liens or deeds to secure debt are subject to and notified of this provision, and any action taken by any such holder contrary to this provision shall be null and void. Upon the occurrence of any Event of Default, Grantee may, in its sole discretion and without regard to the adequacy of its security under this Deed, apply all or any part of any amounts on deposit with Grantee under this Deed against all or any part of the Indebtedness. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Grantee on account of such Default or Event of Default.

                 23. Notices. All notices, requests, demands and other communications hereunder shall be given in accordance with subsection 10.7 of the Credit Agreement to Grantor and Grantee as specified therein.

                 24. No Oral Modification. This Deed may not be amended, supplemented, terminated or otherwise modified except in accordance with subsection 14.1 of the Credit Agreement. Any agreement made by Grantor and Grantee after the date of this Deed relating to this Deed shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

                 25. Partial Invalidity. In the event any one or more of the provisions contained in this Deed shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding to the contrary anything contained in this Deed or in any provisions of the Indebtedness or Loan Documents, the obligations of Grantor and of any other obligor under the Indebtedness or Loan Documents shall be subject to the limitation that Grantee shall not charge, take or receive, nor shall Grantor or any other obligor be obligated to pay to Grantee, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Grantee.

                 26. Grantor's Waiver of Rights. To the fullest extent permitted by law, Grantor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Subject Property, (ii) any extension of the time for the enforcement of the collection of the Indebtedness or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Subject Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Grantor may do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, homestead, extension or redemption, or requiring Grantee to exercise the rights granted herein (including, without limitation, exercise of the power of sale or foreclosure of this Deed as a mortgage) before exercising any other remedy granted hereunder and Grantor, for Grantor and its successors and assigns, and for any and all persons ever claiming any interest in the Subject Property, to the extent permitted by law, hereby waives and releases all rights of redemption, homestead, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of Grantee's exercise of the rights granted herein (including, without limitation, exercise of the power of sale or foreclosure of this Deed as a mortgage).

                 27. Remedies Not Exclusive. Grantee shall be entitled to enforce payment of the Indebtedness and performance of the Obligations and to exercise all rights and powers under this Deed or under any of the other Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Indebtedness and Obligations may now or hereafter be otherwise secured, whether by deed to secure debt, mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Deed nor its enforcement, shall prejudice or in any manner affect Grantee's right to realize upon or enforce any other security now or hereafter held by Grantee, it being agreed that Grantee shall be entitled to enforce this Deed and any other security now or hereafter held by Grantee in such order and manner as Grantee may determine in its absolute discretion. No remedy herein conferred upon or reserved to Grantee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Grantee or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Grantee. In no event shall Grantee, in the exercise of the remedies provided in this Deed (including, without limitation, in connection with the assignment of Rents to Grantee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Subject Property), be deemed a "mortgagee in possession," and Grantee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

                 28. Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Deed, Grantee shall now or hereafter hold one or more additional deeds to secure debt, mortgages, liens, deeds of trust or other security (directly or indirectly) for the Indebtedness upon other property in the State in which the Premises are located (whether or not such property is owned by Grantor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Grantee may, at its election, commence or consolidate in a single sale or foreclosure action all sales and foreclosure proceedings against all such collateral securing the Indebtedness (including the Subject Property), which action may be brought or consolidated in the courts of any county in which any of such collateral is located. Grantor acknowledges that the right to maintain a consolidated sale or foreclosure action is a specific inducement to Grantee to extend the Indebtedness, and Grantor expressly and irrevocably waives any objections to the commencement or consolidation of the sale or foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Grantor further agrees that if Grantee shall be prosecuting one or more sale or foreclosure or other proceedings against a portion of the Subject Property or against any collateral other than the Subject Property, which collateral directly or indirectly secures the Indebtedness, or if Grantee shall have fulfilled the statutory requirements for a sale or shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such sale or other proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Grantee may commence or continue sale or foreclosure proceedings and exercise its other remedies granted in this Deed against all or any part of the Subject Property and Grantor waives any objections to the commencement or continuation of a sale or foreclosure pursuant to this Deed or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Deed or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to sell the Subject Property pursuant hereto or to foreclose this Deed nor the exercise of any other rights hereunder nor the recovery of any judgment by Grantee in any such proceedings shall prejudice, limit or preclude Grantee's right to commence or continue one or more sales or foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Indebtedness, and Grantor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other sales or proceedings or exercise of any remedies in such proceedings based upon any action or judgment connected to this Deed, and Grantor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other proceedings or any action under this Deed on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Grantee may, at its election, cause the sale of all collateral which is the subject of a single sale or foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Indebtedness (directly or indirectly) in the most economical and least time-consuming manner.

                 29. Successors and Assigns. All covenants of Grantor contained in this Deed are imposed solely and exclusively for the benefit of Grantee and its successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Grantee at any time if in its sole discretion it deems such waiver advisable. All such covenants of Grantor shall run with the land and bind Grantor, the successors and assigns of Grantor (and each of them) and all subsequent owners, encumbrancers and tenants of the Subject Property, and shall inure to the benefit of Grantee, its successors and assigns. The word "Grantor" shall be construed as if it read "Grantors" whenever the sense of this Deed so requires and if there shall be more than one Grantor, the obligations of the Grantors shall be joint and several.

                 30. No Waivers, etc. Any failure by Grantee to insist upon the strict performance by Grantor of any of the terms and provisions of this Deed shall not be deemed to be a waiver of any of the terms and provisions hereof, and Grantee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Grantor of any and all of the terms and provisions of this Deed to be performed by Grantor. Grantee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Subject Property, any part of the security held for the obligations secured by this Deed without, as to the remainder of the security, in anywise impairing or affecting the lien of this Deed or the priority of such lien over any subordinate lien.

                 31. Governing Law, etc. This Deed shall be governed by and construed in accordance with the laws of the State of Georgia, except that Grantor expressly acknowledges that by its terms the Guarantee shall be governed and construed in accordance with the laws of the State of New York, without regard to principles of conflict of law, and for purposes of consistency, Grantor agrees that in any in personam proceeding related to this Deed the rights of the parties to this Deed shall also be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State, without regard to principles of conflict of law.

                 32. Waiver of Trial by Jury. Grantor and Grantee each hereby irrevocably and unconditionally waive trial by jury in any action, claim, suit or proceeding relating to this Deed and for any counterclaim brought therein. Grantor hereby waives all rights to interpose any counterclaim in any suit brought by Grantee hereunder and all rights to have any such suit consolidated with any separate suit, action or proceeding.

                 33. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Deed shall be used interchangeably in singular or plural form and the word "Grantor" shall mean "each Grantor or any subsequent owner or owners of the Subject Property or any part thereof or interest therein," the word "Grantee" shall mean "Grantee or any subsequent holder of the Guarantee," the word "person" shall include any individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity, and the words "Subject Property" shall include any portion of the Subject Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Deed are for convenience or reference only and in no way limit or amplify the provisions hereof.

                 34. WAIVER OF GRANTOR'S RIGHTS. BY EXECUTION OF THIS DEED AND BY INITIALING THIS ARTICLE 34, GRANTOR EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT TO ACCELERATE THE INDEBTEDNESS EVIDENCED BY THE NOTES AND THE POWER OF ATTORNEY GIVEN HEREIN TO GRANTEE TO SELL THE SUBJECT PROPERTY BY NONJUDICIAL SALE UPON DEFAULT BY GRANTOR WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE (EXCEPT AS OTHERWISE PROVIDED HEREIN); (B) EXCEPT TO THE EXTENT PROVIDED OTHERWISE HEREIN, WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY GRANTEE OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO GRANTEE; (C) ACKNOWLEDGES THAT GRANTOR HAS READ THIS DEED AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR AND GRANTOR HAS CONSULTED WITH COUNSEL OF GRANTOR'S CHOICE PRIOR TO EXECUTING THIS DEED; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY GRANTOR AS PART OF A BARGAINED FOR LOAN
TRANSACTION:

                                             INITIALED BY GRANTOR:

                                       ERO INDUSTRIES, INC.


                                       By: /s/ ANDREW S. ROSEN
                                          --------------------------
                                           ANDREW S. ROSEN

  This Deed has been duly executed by Grantor on the date first above written.

                                      ERO INDUSTRIES, INC.


                                      By: /s/ ANDREW S. ROSEN
                                         ------------------------------------


                                      [CORPORATE SEAL]

Signed, sealed and delivered
this 11th day of June, 1997,
in the presence of:


/s/ JAMIE L. RIEF
------------------------------
Unofficial Witness


/s/ ILLEGIBLE
------------------------------
Notary Public

My commission expires:       ILLEGIBLE

[NOTARY SEAL]

                                   Schedule A

16.5 acres of land more or less, lying and being in the City of Hazlehurst, Jeff Davis County, Georgia, and being located on the northwesterly side and fronting along South Williams Street and being bounded on the southeast by South
Williams Street; southwest by Wilson Street; northwest by South Miller Street and northeast by King's Lane, being the lands conveyed to BAWI Corporation by Mrs. Gertrude Weatherly and the deed of conveyance being recorded in Deed Records Book 33 on Page 310, in the office of the Clerk of Superior Court of Jeff Davis County, Georgia, also described as follows:

BEGINNING at a point where the north right-of-way of Williams Street intersects with the east right-of-way of Wilson Street.

THENCE north 01 degrees 15 minutes 00 seconds west a distance of 654.56 feet to a point of curve;

THENCE along a curve to the right having a radius of 613.75 feet, a central angle of 023 degrees 17 minutes 19 seconds, an arch length of 249.47 feet and a chord which bears north 10 degrees 23 minutes 40 seconds east to its point of tangency;

THENCE south 85 degrees 08 minutes 21 seconds east a distance of 759.32 feet to a point for corner;

THENCE south 00 degrees 54 minutes 04 seconds east a distance of 857.88 feet to a point for corner;

THENCE north 88 degrees 16 minutes 52 seconds west a distance of 800.87 feet to the POINT OF BEGINNING, and containing 702,337.61 square feet or 16.1235 acres of land.